UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 19, 2011

NORTHERN STATES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

000-19300
(Commission File Number)

Delaware	36-3449727
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois  60085
(Address of Principal Executive Offices)

(847) 244-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Northern States Financial Corporation (the “Company”) was held on May 19, 2011. There were 4,279,755 shares of common stock entitled to be voted, and 3,662,503 shares present in person or by proxy, at the Annual Meeting.

Three items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

1.           Election of Directors.

Stockholders elected all of the Company’s nominees for Director for one-year terms expiring on the date of the Annual Meeting in 2012.

	Votes For	Votes Withheld	Broker Non-Votes
Fred Abdula	2,929,848	43,947	688,708
Theodore A. Bertrand	2,878,798	94,997	688,708
Jack H. Blumberg	2,821,518	152,277	688,708
Frank J. Furlan	2,874,446	99,349	688,708
James A. Hollensteiner	2,821,918	151,877	688,708
Allan J. Jacobs	2,938,898	34,897	688,708
Barbara J. Martin	2,878,798	94,997	688,708
Raymond M. Mota	2,868,418	105,377	688,708
Charles W. Smith	2,941,448	32,347	688,708
Scott Yelvington	2,887,018	86,777	688,708

2.           An advisory (non-binding) vote on 2010 executive compensation.

Stockholders approved the advisory (non-binding) vote on 2010 executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,781,851	45,573	86,272	748,807

3.           Ratification of the appointment of Plante & Moran, PLLC as independent auditors of the Company for the year ending December 31, 2011.

Stockholders ratified the appointment of Plante & Moran, PLLC as independent auditors of the Company for the year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,586,795	63,350	12,358	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN STATES FINANCIAL CORPORATION

Date: May 23, 2011	By:	/s/Steven Neudecker
Steven Neudecker
Vice President and Chief Financial Officer